Exhibit 99.1

August 2008 Investor Presentation

Disclosure Statement Disclosure Statement Safe-Harbor Statement -- Except for the historical information contained herein, the matters set forth in this presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the company’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates or forecasts of reserves, estimates or forecasts of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Cano Petroleum, Inc. to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Cautionary Notes to Investors – The Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Cano uses “non-proved reserves” in this presentation, which the SEC’s guidelines strictly prohibit it from including in filings with the SEC. Investors are urged to also consider closely the disclosures in Cano’s Form 10-K for the fiscal year ended June 30, 2007 and Cano’s Form 10-Q for the fiscal quarter ended March 31, 2008 available from Cano by calling 877.698.0900. These forms also can be obtained from the SEC at www.sec.gov . PV10 Calculations of Reserve Values are based on the SEC price deck for June 30, 2008 (Cano’s fiscal year end) of $140.00 per bbl and $13.15 per mcf, are calculated “before tax” (BT) and consider the anticipated costs to develop and produce. 2

• ~ 200 MMBOE of Resource Potential – Represents ~ 22% OOIP – leaving 50% OOIP in the ground – No exploration risk – Oily, long-lived assets • Stock Trading at Steep Discount to Peer Group NAV / Share • Low Risk Organic Production Growth • Low Risk Technology • June Equity Raise Provided Liquidity Investment Highlights Investment Highlights 3

(a) At August 20, 2008. (b) At August 2008. Total diluted shares outstanding of 47.3 million (Excl . Pref). (c) Market Cap as of August 2008, based on stock price of $3.00 and 46.3 million shares outstanding. (d) June 30, 2008, based on SEC Price Deck of $140.00/Bbl and $13.15/Mcf, as prepared by Miller and Lents , Ltd. Listing AMEX: CFW Senior Debt: ($60 Million Borrowing Base) (a) $13.7 Million Drawn Second Lien: ($25 Million Facility) $15.0 Million Drawn/Borrowing Base Preferred Convertible Stock $44.5 Million Shares Outstanding (b) 46.3 Million Market Cap (c) $139 Million Pre-Tax PV-10 (d) $2,242 Million Proved Reserves (d) 53.2 MMBOE (74% Oil, 75% PUD) Total Gross Acreage ~ 74,200 Areas of Operation TX Panhandle, Central TX, OK and NM Cano Petroleum Cano Petroleum – Key Statistics Key Statistics 4

FY2008 was a transition year for Cano as we aggressively builtout our waterflood infrastructure •Historical focus - asset accumulation – Purchased Panhandle, Cato and Desdemona fields • Each with secondary and tertiary potential •FY2008 focus – infrastructure build-out / early development – Built facilities – Increased rig count – Applied proven technologies – Opened new formations – Secondary recovery •FY2009 forward – asset exploitation / asset accumulation – Organically grow PDP > 20% per annum Company Strategy 5

6 Waterflooding 101 Waterflood response is a function of cumulative water injected (measured in Pore Volumes (“PVI”)) •Each reservoir has a response range based on PVI (P-90,P-50,P-10) •Typical initial reservoir responses are seen between .15 to .25 PVI •Typical project confirmation is seen at .40 PVI •Actual production is plotted versus the calculated response curves to determine the relationship to: P-90 Proved, P-50 Probable and P-10 Possible Reserves BOEPD PVI * * * ** * * * * * * * * * * * * * *

CANO PETROLEUM
Producing oil & gas in the USA for the USA

Asset Profile

Two active new waterfloods / One active ASP pilot / One rig drilling program

Panhandle
Never Been Waterflooded
Current Waterflood and ASP Candidate

Nowata
Late Stage Waterflood
ASP Pilot in Progress

Davenport
Late Stage Waterflood
ASP Candidate

Cato Field
Never Been Waterflooded
Current Waterflood and CO-2 or ASP Candidate


NOWATA
PANHANDLE
CATO
DAVENPORT
PANTWIST
FT. WORTH
CORSICANA
DESDEMONA

Corsicana
Late Stage Waterflood
ASP Candidate

Pantwist
Never Been Waterflooded
Waterflood Candidate

Desdemona
Never Been Waterflooded
Current Waterflood and ASP Candidate

WWW.CANOPETRO.COM • Amex: CFW
7

8 Changes in Proved Reserves Note: Proved Reserves as of June 30, 2008, based on SEC Price Deck of $140.00/Bbl and $13.15/Mcf. 66,726 532 1,872 4,576 3,010 16,443 53,189 40,000 45,000 50,000 55,000 60,000 65,000 70,000 75,000 80,000 MBOE 2007A1P, Production, Acquisitions, Additions and Development, Revisions, Reclassifications to Probable 2008A1P

9 Proved Reserves by Project (a) PV-10 by Project (b) (a) Proved Reserves as of June 30, 2008. (b) PV-10 based on SEC Price Deck for June 30, 2008 of $140.00/Bbl and $13.15/Mcf. FY ‘08 Proved Reserves and PV-10 25% 57% 5% 8% 3% 3% 0% Cato Panhandle Pantwist Desdemona Nowata Davenport Corsicana 15% 75% 4% 2% 2% 2% 0% Cato Panhandle Pantwist Desdemona Nowata Davenport Corsicana Project Proved Reserves (MMBOE) (a) Cato 13.5 Panhandle 30.1 Pantwist 2.4 Desdemona 4.0 Nowata 1.5 Davenport 1.6 Corsicana 0.1 Cano Total 53.2 Project PV-10 ($MM) (b) Cato $329.7 Panhandle 1,690.0 Pantwist 94.7 Desdemona 41.4 Nowata 42.9 Davenport 38.1 Corsicana 5.6 Cano Total $2,242.3

10 Total Resource Potential - 200 MMBOE PDP + PDNP PUD Prob + Poss 13 MMBOE 40 MMBOE 147 MMBOE Resource Potential Increased 15 MMBOE

Last Four Quarters Production 11 - 200 400 600 800 1,000 1,200 1,400 1,600 BOEPD Nowata Davenport Desdemona Pantwist Panhandle Cato

Panhandle Field Development Plan Performed extensive geologic modeling to identify “Sweet Spot” areas of waterflood development: Develop 6 “Mini” Phase Developments Harvey Ranch Pond Acquisition Quinn Lease Cooper Lease Mobil-Fee Schafer Ranch Results: Speed response with tighter spacing Quicker permit timing Reduce initial infrastructure and drilling capital costs Reduce timing and response risk Harvey Cockrell Ranch Unit Pond Quinn Cooper Mobil/Fee Schafer

13 Converted 1.4 of 4.2 MMBOE from PUD to PDP Panhandle – Cockrell Ranch Unit PVI 23 20 21 22 39 36 37 40 38 2 3 4 3 4 12 15 16 25 0 10 20 30 40 50 60 70 11/1/2007 12/1/2007 1/1/2008 2/1/2008 3/1/2008 4/1/2008 5/1/2008 6/1/2008 7/1/2008 Net BOEPD Net BOPD Oil Net BOEPD Gas PVI 0.24 0.20 0.16 0.12 0.08 0.04 0

14 Cato Field Development FY 2009 Development Plan • Drill 48, 20-acre infill wells • Build-out waterflood infrastructure • Commence waterflood within 60 days of permit receipt – Permit submitted May 2008

Cato Field Production 15 - 50 100 150 200 250 300 Net BOEPD Base RTP New Drills Reinitiated drilling program Released drilling rig, gas plant curtailments

16 Nowata Field Development Plan • Full ASP injection since 12/07 • Expected response by 12/08

• ~ 200 MMBOE of Resource Potential – Represents ~ 22% OOIP – leaving 50% OOIP in the ground – No exploration risk – Oily, long-lived assets • Stock Trading at Steep Discount to Peer Group NAV / Share • Low Risk Organic Production Growth • Low Risk Technology • June Equity Raise Provided Liquidity Investment Highlights 17

© Cano Petroleum Inc., 2008